Exhibit 10.1
SENTISEARCH, INC.
1217 South Flagler Drive, 3rd Floor
West Palm Beach, Florida 33401
     We are pleased to inform you that SentiSearch, Inc., a Delaware corporation (the “Company” or “SentiSearch”), consummated the initial closing (the “Initial Closing”) of the sale of $750,000 of shares of the Company’s common stock, par value $.0001 per share (“Common Stock”), on May 9, 2008 (assuming our stockholders approve the amendment to our Certificate of Incorporation to increase the authorized shares of capital stock which we may issue. As previously disclosed, in the event stockholder approval is not obtained, the sale will have been of one year interest-bearing debt). The Company expects to raise an additional $200,000 through the offering of additional shares of Common Stock (or debt, as applicable) (the “Additional Offering”). As a participant in the Initial Closing, you are eligible to participate in the Additional Offering. Assuming full participation by you and all of the participants in the Initial Closing, you are entitled to purchase up to the dollar amount of shares of Common Stock (or debt, as applicable) set forth on Schedule A hereto. You may also elect to subscribe for your pro rata portion of any such shares of Common Stock that are not subscribed for by any of the participants in the Initial Closing. The specific timing and amount of the additional closing, if any (the “Additional Closing”) will be determined by the Company, in its sole discretion. Based on the closing price on June 4, 2008 of $0.19 per share, the Company could be selling up to approximately 1,052,632 additional shares of Common Stock (the “Shares”) at the Additional Closing.
     The Company reserves the right to accept or reject any subscription, in whole or in part, and any subscription that is not accepted will be returned without interest. Subscriptions received by the Company will be placed in the Company’s operating account, as no escrow will be established. To the extent investors subscribe for an amount greater than the Company desires to receive, any excess amount shall be returned to the investors pro rata based upon the number of shares owned by such investor in relation to the total number of shares owned by all investors whose subscriptions have been accepted by the Company (as determined prior to the purchase of any Shares). Please review the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 (the “Annual Report”) and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 (the “Quarterly Report”), each filed with the Securities and Exchange Commission (the “SEC”), as well as the letter sent to all shareholders of record of the Company on March 11, 2008 and the additional letter sent to you on April 18, 2008, prior to your determination of whether or not to subscribe to any Shares in the Additional Offering and, if applicable, completion of the Subscription Agreement.
     As described in the March 11, 2008 and April 18, 2008 letters to you, we intend to use the money from the financing for general working capital purposes, including possibly funding research and development efforts and pursuing joint ventures or some form of collaboration with another entity or entities who have interest in our olfaction technology. Various other academic institutions and private companies have been and are engaged in this field, and some of the things being worked on may be complimentary and others may be directly competitive to the Company’s intellectual property and possible activities. The Company has recently advised one such company of the existence of the Company’s intellectual property rights, and that it will defend all such rights against any infringement.
     As of June 4, 2008, the Company is authorized to issue 8,000,000 shares of Common Stock, of which 7,694,542 shares are issued. The Company’s Board of Directors has approved an increase to our authorized capital to 20,000,000 shares of Common Stock, subject to stockholder approval of this increase, in part to permit the contemplated financing to occur. As a result, prior to the issuance of any Shares pursuant to this Subscription Agreement, the Company is required to receive the approval of the holders of at least a majority of its outstanding shares of Common Stock to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 8,000,000 shares to 20,000,000 shares (“Stockholder Approval”). No Shares will be issued, and no subscribing person will be deemed to have purchased or own any Shares, until such time as Stockholder Approval has been received by the Company. Similar to the Initial Closing, in the event that Stockholder Approval is not received by the Company, your dollar subscription amount for the Shares will not be returned but instead will automatically be converted into a subscription for debt of the Company to be issued at that time. The debt will be unsecured, mature in one year from the date of issuance, and bear interest (which will accrue and be payable at maturity) at a rate equal to ten percent (10%) per annum. The form of this debt security is attached as Exhibit A hereto.
     In the event that you are interested in subscribing for additional Shares (or debt, as applicable), please complete the attached Subscription Agreement, referring to the attached Schedule A and Instructions to Investors. Please feel free to call our counsel, Sheldon Nussbaum, Esq. (phone no. (212) 318-3254) or Traci Tomaselli, Esq. (phone no. (212) 318-3180) at Fulbright & Jaworski L.L.P., if you have any questions about the process.

Schedule A

		% of Offering
		(Assuming full
		participation by all
	Number of Shares	participants in the	Subscription Amount in
Name	Presently Owned	Initial Closing)	$200,000 Financing
Joseph K. Pagano	671,450	15.18%	$30,360
Longview Partners, LP/Susan Chapman (GP)	670,327	15.15%	$30,300
Frederick R. Adler	653,573	14.77%	$29,540
James R. Adler	50,000	1.14%	$2,280
Joseph A. Pagano, Jr. 2007 Trust	600,000	13.56%	$27,120
Samuel A. Rozzi	572,525	12.94%	$25,880
Kanfei Investments LLC	341,620	7.72%	$15,440
Renov Investments LLC	341,619	7.72%	$15,440
Stahler Investments LLC	341,610	7.72%	$15,440
Theodore Serure IRA	108,000	2.45%	$4,900
Mal T. Serure	72,985	1.65%	$3,300
Total:	4,423,709	100%	$200,000

INSTRUCTIONS TO INVESTORS
Persons wishing to subscribe for Shares in the Company must perform the following:
1.	Complete and execute the Subscription Agreement, inserting the date.

2.	Please indicate the dollar amount of Shares (based on the price as noted) you wish to purchase and include the purchase price in Section 1 of the Subscription Agreement (on page S-5). You may also elect to subscribe for your pro rata portion of any shares of Common Stock that are not subscribed for by any of the participants in the Initial Closing, by appropriately noting such selection in Section 1 of the Subscription Agreement.
3. Make a check payable to “SentiSearch, Inc.” or to the extent you have existing indebtedness owed to you by the Company and desire to utilize this indebtedness for all or a portion of your subscription price, please so indicate in Section 1 of the Subscription Agreement
4. Mail or send via overnight courier the check and/or, if applicable, the original promissory note evidencing existing indebtedness to:
Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103 Attention: Traci Tomaselli, Esq.
     4. Please note that the Additional Closing is expected to occur on or about June 20, 2008. If you desire to be included in the Additional Closing, please submit a completed Subscription Agreement and check payable to SentiSearch, Inc. (and/or the original promissory note evidencing outstanding indebtedness) to Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, Attention: Traci Tomaselli, Esq., by no later than June 19, 2008.
Note to Partnership, Corporate and Trust Subscribers:
—	Partnerships provide a copy of the partnership agreement, as amended to date, showing the date of formation and giving evidence of the authority of the person(s) signing the subscription documentation to do so.

—	Corporations provide a copy and the filing date of the articles of incorporation and bylaws, as amended to date, and a corporate resolution authorizing the purchase of the Shares and giving authority to the person(s) signing the subscription documents to do so.

—	Trusts provide a copy of the trust agreement as amended to date, showing the date of formation and giving evidence of the authority of the person(s) signing the subscription documentation to do so.

SUBSCRIPTION AGREEMENT
SENTISEARCH, INC.
SentiSearch, Inc.
1217 South Flagler Drive, 3rd Floor
West Palm Beach, Florida 33401
Attention: Chief Executive Officer
Ladies and Gentlemen:
     The undersigned (the “Investor”) hereby irrevocably subscribes for $                     of shares of Common Stock of SentiSearch, Inc., a Delaware corporation (the “Company”), based on the then public trading price for the Common Stock on the date of the applicable closing (the “Subscription Shares”) and subject to the following terms and conditions agreed upon by the Investor and the Company. The undersigned Investor acknowledges that to the extent that Stockholder Approval is not received by the Company, the dollar subscription amount of the Investor’s subscription hereunder will not be returned but instead will automatically be converted into a subscription for debt of the Company which will be unsecured, mature in one year from the date of issuance, and bear interest (which will accrue and be payable at maturity) at a rate equal to ten percent (10%) per annum. The form of this debt security is attached as Exhibit A hereto (the “Debt Securities”). The securities issued pursuant to this Subscription Agreement, whether Subscription Shares or Debt Securities, as the case may be, and Over-Allotment Securities (as defined below), if applicable, are referred to herein as “Subscription Securities”. In addition, the Investor hereby irrevocably subscribes for/elects not to subscribe for [please cross out the inapplicable phrase] the Investor’s pro rata portion of any shares of the Company’s Common Stock currently contemplated to be offered, that are not being subscribed for by a participant in the initial closing of $750,000 of securities of the Company on May 9, 2008 (the “Over-Allotment Securities”).
     1. Purchase Price. The Investor shall pay $                     for the Subscription Securities by a check payable to the order of SentiSearch, Inc., delivered by the Investor to Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, Attention: Traci Tomaselli, with the execution and delivery of this Subscription Agreement. ☐
and/or
     The Investor shall pay $                     for the Subscription Securities by application of an equivalent amount owed to the Investor by the Company, pursuant to outstanding indebtedness. This completed and executed Subscription Agreement together with the original promissory note evidencing the outstanding indebtedness to be utilized to purchase the Subscription Securities should be delivered by the Investor to Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, Attention: Traci Tomaselli. ☐
[Please check appropriate box(es)]
     The Company will supplementally notify you if your subscription, if any, for Over-Allotment Securities has been accepted, and the dollar amount owed therefor.

     2. Acceptance of Subscription. It is understood and agreed that the Company shall have the right, at any time prior to receipt of notice of cancellation from the Investor to accept or reject this Subscription Agreement, in whole or in part, and that the same shall be deemed to be accepted by the Company only when executed by an authorized officer of the Company. Further, the Investor acknowledges and agrees that, to the extent investors oversubscribe for the Subscription Securities then any excess amount shall be returned to the investors pro rata based upon the number shares owned by such investor in relation to the total number of shares owned by all investors whose subscriptions have been accepted by the Company (as determined prior to the purchase of any Subscription Securities).
     3. Investor Representations. The Investor hereby represents and warrants to the Company as follows:
(a)	The Investor is relying solely on the information filed by the Company with the SEC or contained in this Subscription Agreement, which the Investor acknowledges it has received, read and understood the terms contained herein and is not relying upon any oral representations in making the decision to purchase the Subscription Securities.

(b)	The Investor has carefully reviewed and understands the risks of, and other consideration relating to, the purchase of the Subscription Securities, including without limitation the risks set forth in the “Risk Factors” section of the Annual Report.

(c)	The Investor should be considered to be a sophisticated investor, is familiar with the risks inherent in speculative investments such as in the Company, has such knowledge and experience in financial business matters that it is capable of evaluating the merits and risks of the investment in the Subscription Securities.

(d)	The Investor is purchasing the Subscription Securities without being furnished any offering literature or prospectus.

(e)	The Investor has been afforded the opportunity to ask questions of, and receive answers from, the Company’s management about the business and affairs of the Company and concerning the terms and conditions of the offering of the Subscription Securities, and to obtain any additional information, to the extent that the Company possessed such information or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information otherwise obtained by or furnished to the Investor in connection with the offering of the Subscription Securities. The Investor agrees that the Company has furnished to the Investor all information which the Investor considered necessary to form a decision concerning the purchase of the Subscription Securities, and no valid request to the Company by the Investor for information of any kind about the Company has been refused or denied by the Company or remains unfulfilled as of the date hereof.

(f)	The Investor acknowledges that the Company does not currently have enough authorized shares of Common Stock available to issue the Shares and that Stockholder Approval must be received by the Company prior to the issuance of the Subscription Shares to the Investor and further acknowledges that in the event the Company is unable to receive Stockholder Approval that the Investor’s subscription under this Subscription Agreement shall be deemed a subscription for Debt Securities in an amount equal to the purchase price paid for such Subscription Shares.
(g)	The Investor recognizes that the Subscription Securities have not been registered under the Securities Act of 1933, as amended (“Securities Act”), nor under the securities laws of any state and, therefore, cannot be resold unless resale of the Subscription Securities is registered under the Securities Act or unless an exemption from registration is available; no public agency has passed upon the accuracy or adequacy of the information contained in herein or the fairness of the terms of the offering; the Investor may not sell the Subscription Securities without registering them under the Securities Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale.

(h)	The Subscription Securities being acquired by Investor are being acquired for the Investor’s own account and for the purpose of investment and not with a view to, or in connection with, the resale, transfer or other distribution thereof in violation of the Securities Act, nor with any present intention of so reselling, transferring or distributing the Subscription Securities. Any sale, transfer or other disposition of the Subscription Securities will be made only if such securities are registered under the Securities Act, or the sale is made in compliance with an exemption under the Securities Act, or the rules thereunder, and any applicable state securities laws. No one other than the Investor has any beneficial interest in said securities.

(i)	The Investor understands and acknowledges that the Investor has no right to require registration of resale of the securities purchased hereby under the Securities Act or under any state securities laws.

(j)	The Investor is an Accredited Investor within the meaning of Regulation D promulgated under the Securities Act. An Accredited Investor shall mean any person who comes within any of the following categories, or who the Company reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:
(1)	Any bank as defined in section 3(a)(2) of the Securities Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in an individual or fiduciary capacity; brokers and dealers registered under Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in section 2(13) of the act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act; a Small Business Investment Company licensed by the U. S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000;
(2)	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3)	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets of more than $5,000,000;

(4)	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5)	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

(6)	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching that same level in the current year;

(7)	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and

(8)	Any entity in which all of the equity owners are Accredited Investors.
(k)	The Investor recognizes that the total amount of funds tendered to purchase the Subscription Securities is placed at the risk of the business and may be completely lost. The Investor understands that there can be no assurance of profitable operations and that the purchase of Subscription Securities as an investment involves substantial risks.

(l)	The Investor realizes that the Subscription Securities cannot readily be sold, that it may not be possible to sell or dispose of the Subscription Securities and therefore the Subscription Securities must not be purchased unless the Investor has liquid assets sufficient to assure that such purchase will cause no undue financial difficulties and the Investor can provide for current needs and possible personal contingencies.

(m)	The Investor confirms and represents that the Investor is able (i) to bear the economic risk of Investor’s investment, (ii) to hold the securities for an indefinite period of time, and (iii) to afford a complete loss of the Investor’s investment. The Investor also represents that the Investor has (i) adequate means of providing for the Investor’s current needs and possible personal contingencies, and (ii) no need for liquidity in this particular investment.
(n)	The Investor understands that there are substantial restrictions on the transferability of the component parts of the Subscription Securities and that any certificate or other document evidencing the component parts of the Subscription Securities will have substantially the following restrictive legend thereon:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME EXCEPT UPON REGISTRATION OR UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR EVIDENCE SATISFACTORY TO THE COMPANY THAT ANY SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE.”

(o)	All information which the Investor has provided to the Company concerning the Investor’s financial position and knowledge of financial and business matters is correct and complete as of the date set forth herein, and if there should be any material change in such information prior to acceptance of this Subscription Agreement by the Company, the Investor will immediately provide the Company with such information.

(p)	In subscribing for the Subscription Securities, the Investor is relying solely upon independent investigation and has carefully considered the Company’s business, prospects, operations and financial condition and has, to the extent the Investor believes such discussion necessary, discussed with the Investor’s professional legal, tax and financial advisors and the Investor’s other representative(s), if any, the suitability of an investment in the Company for the Investor’s particular tax and financial situation and the Investor and the Investor’s advisors or the Investor’s other representative(s), if any, have determined that the investment is a suitable investment for the Investor.

(q)	The Investor is familiar with the terms, risks and merits of an investment in the Company through the subscription for the purchase of the Subscription Securities. The Investor has been presented with and has acted upon the opportunity to ask questions and receive answers from the Company relating to the terms and conditions of the offering in order to obtain any additional information necessary to verify the accuracy of the information made available to Investor.

(r)	The Investor has not become aware of the offering of the Subscription Securities by any form of general solicitation or advertising, including, but not limited to advertisements, articles, notices or other communications published in any newspaper, magazine or other similar media or broadcast over television or radio or any seminar or meeting where those individuals that have attended have been invited by any such or similar means of general solicitation or advertising.
(s)	The Investor acknowledges that the Company is currently a development stage company and has a limited operating history and that the Company intends to use the money from the financing for general working capital purposes, including possibly funding research and development efforts and pursuing joint ventures or some form of collaboration with another entity or entities who interest in the Company’s olfaction technology. The Investor recognizes that various other academic institutions and private companies have been and are engaged in this field, and some of the things being worked on may be complimentary and others may be directly competitive to the Company’s intellectual property and possible activities.

(t)	The Investor is a bona fide resident of the state set forth as his, her or its “residence address” in Subscription Agreement, and that (i) if a corporation, partnership, trust, or other form of business organization, it has its principal office within such state; (ii) if an individual, he or she has his or her principal residence in such state; and (iii) if a corporation, partnership, trust, or other form of business organization which was organized for the specific purpose of acquiring the Subscription Securities in the Company, all of its beneficial owners are residents of such state.

(u)	The Investor agrees that:
(1)	the subscription hereunder is irrevocable, and that this Subscription Agreement and any agreements of the Investor hereunder shall survive the death or disability of the Investor and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the Investor is more than one person, the obligations of the Investor hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his or her heirs, executors, administrators, successors, legal representatives and assigns.

(2)	the Investor will not transfer or assign this subscription or any interest therein;

(3)	this subscription may be accepted or rejected, in whole or in part, by the Company, without giving any reason therefor; and

(4)	in the event the offering of Subscriptions Securities is oversubscribed, the Company may, in its sole discretion, reject certain subscriptions or allocate Subscription Securities among subscribers, or a combination thereof based upon the number shares owned by such subscriber in relation to the total number of shares owned by all subscribers whose subscriptions have been accepted by the Company (as determined prior to the purchase of any Subscription Securities).
(v)	The Investor acknowledges that this Subscription Agreement will not be valid, binding and enforceable until the subscription hereunder is accepted and approved by the Company. The Investor understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this or any other subscription for the Subscription Securities in whole or in part at any time prior to a Closing, notwithstanding prior receipt by the Investor of notice of acceptance. In the event that this subscription is rejected in whole or in part, the Company shall promptly cause the return of the applicable portion of the purchase price of the Subscription Securities to the Investor, and this Subscription Agreement shall thereafter have no force or effect to that extent.
     4. Investor Consent. By executing this Subscription Agreement below, the Investor hereby consents to, and irrevocably agrees to vote all shares of Common Stock held or voted by the Investor in favor of, an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 8,000,000 shares of Common Stock to 20,000,000 shares of Common Stock.
     5. Company Representations. The Company represents and warrants as follows:
(a)	The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as now conducted, and to own and operate the properties and assets now owned and operated by it.

(b)	Subject to the receipt of Stockholder Approval, the issuance of the Subscription Shares has been duly authorized by all necessary corporate action of the Company and does not conflict with the terms of the bylaws, certificate of incorporation or material agreements of the Company. In the event Stockholder Approval is not received, the issuance of the Debt Securities has been duly authorized by all necessary corporate action of the Company and does not conflict with the terms of the bylaws, certificate of incorporation or material agreements of the Company.

(c)	To the Company’s knowledge, the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007 as filed with the SEC, was, on the date it was filed, complete and accurate in all material respects, and did not contain any material misstatement or omit to state any facts that are material to the operations or financial results of the Company, as of the date made.

(d)	The authorized capital stock of the Company as of June 4, 2008 consists of 8,000,000 shares of Common Stock, of which 7,694,542 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of the Company are, and, subject to receipt of Stockholder Approval, the Subscription Shares will be, duly authorized, validly issued, fully paid and non-assessable.

     6. Closing. Subject to the terms and conditions contained herein, it is expected that the closing of the transactions contemplated hereby will take place upon receipt from Investors, and acceptance by the Company, of subscriptions to purchase approximately $200,000 of Shares (the “Additional Closing”). The specific timing of the Additional Closing, as well as the total dollar amount of the subscriptions accepted, will be determined by the Company, in its sole discretion. The date of the Additional Closing is referred to herein as the “Closing Date”. To the extent Stockholder Approval is received, the Company shall issue shares representing the Subscription Shares promptly following the later of the Closing Date or the date Stockholder Approval is received. To the extent Stockholder Approval is not received, the Company shall issue debt representing the Debt Securities promptly following the later of the Closing Date or the date Stockholder Approval is voted against.
     7. Indemnification. It is acknowledged that the meaning and legal consequences of the representations and warranties contained in this Subscription Agreement are understood and the Investor hereby agrees to indemnify and hold harmless the Company and each officer and director thereof, and the Company hereby agrees to indemnify and hold harmless the Investor, from and against any and all loss, damage and liability due to or arising out of a breach of any of the representations and warranties made in this Subscription Agreement by the Investor or the Company, as the case may be. The representations and warranties contained herein are intended to and shall survive delivery of this Subscription Agreement, and the completion of the transactions set forth herein.
     8. Miscellaneous.
          (a) Amendment or Waiver; Assignment. This Subscription Agreement may not be modified or amended without the prior consent of the parties hereto. No failure or delay on the part of either party in exercising any right hereunder shall operate as a waiver; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other rights. No waiver of any such right or amendment hereof shall be effective unless given in writing. No waiver of any such right shall be deemed a waiver of any other right hereunder. Neither this Subscription Agreement nor any right or benefits hereunder may be assigned by the Company, but the Investor may assign this Subscription Agreement to any transferee of the Subscription Shares, subject to compliance by Investor with all state and federal securities laws and regulations.
          (b) Binding Effect. This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
          (c) Severability. If any provision hereof shall be held to be void, illegal or unenforceable it shall be deemed severable from the remaining provisions hereof which shall remain in full force and effect.
          (d) Notices. Any notice to be given hereunder shall be given (except as otherwise expressly set forth herein) by registered prepaid airmail, air courier service or by fax or may be delivered by hand and shall be deemed to have been received, if given by registered prepaid airmail, seven days after posting; if given by telecopier, on receipt of the telecopier confirmation; and if delivered by hand or by air courier, at the time of such delivery, if to Investor at the address set forth on the signature page hereof, and if to the Company at SentiSearch, Inc., 1217 South Flagler Drive, 3rd Floor, West Palm Beach, Florida, Attention: Chief Executive Officer.

          (e) Governing Law; Jurisdiction.
               (i) THIS SUBSCRIPTION AGREEMENT AND THE OBLIGATIONS OF THE PARTIES HEREUNDER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.
               (ii) Each party hereto knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Subscription Agreement. Each party is hereby authorized to submit, as conclusive evidence of such waiver of jury trial, this Subscription Agreement to a court that has jurisdiction over the subject matter of such litigation and the parties to this Subscription Agreement.
          (f) Entire Agreement. This Subscription Agreement contains the entire agreement between the parties relating to the subject matter herein and supersedes all previous oral statements and other writings with respect thereto.
          (g) Execution in Counterparts. This Subscription Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

TYPE OF OWNERSHIP (CHECK ONE)

INDIVIDUAL OWNERSHIP (one signature required)	COMMUNITY PROPERTY (one signature if shares are held in one name, i.e., managing spouse; two signatures required if interest is held in both names)

CORPORATION (Please include certified corporate resolution authorizing signature.)	PARTNERSHIP (Please include a copy of the statement of partnership or partnership agreement authorizing signature.)

TRUST (Please include name of trust, name of trustee, date trust was formed and copy of the trust agreement or other authorization.)

Please print the exact name (registration)
Investor desires on records of the Company.

Street Address Suite or Apt.

City, State Zip Code

( )

Telephone

Social Security or Taxpayer I.D. Number

State of Residence

EXECUTION
Please execute this Subscription Agreement by completing the appropriate section below.
1.	If the subscriber is an INDIVIDUAL, complete the following:

Signature of Investor

Name (please type or print)

Signature of Spouse or Co-Owner if funds are to be invested as joint tenants by the entirety or community property.

Name (please type or print)
2.	If the subscriber is a CORPORATION, complete the following:
The undersigned hereby represents, warrants and covenants that the undersigned has been duly authorized by all requisite action on the part of the corporation listed below (“Corporation”) to acquire the Subscription Shares (or the Debt Securities, as applicable) and, further, that the Corporation has all requisite authority to acquire such Subscription Shares (or the Debt Securities, as applicable).
The officer signing below represents and warrants that each of the above representations or agreements or understandings set forth herein applies to that Corporation and that he has authority under the articles of incorporation, bylaws, and resolutions of the board of directors of such Corporation to execute this Subscription Agreement. Such officer encloses a true copy of the articles of incorporation, the bylaws and, as necessary, the resolutions of the board of directors authorizing a purchase of the investment herein, in each case as amended to date.

Name of Corporation (please type or print)

By:
Name:
Title:

3.	If the subscriber is a PARTNERSHIP, complete the following:
The undersigned hereby represents, warrants and covenants that the undersigned is a general partner of the partnership named below (“Partnership”), and has been duly authorized by the Partnership to acquire the Subscription Shares (or the Debt Securities, as applicable) and that he has all requisite authority to acquire such Subscription Shares (or the Debt Securities, as applicable) for the Partnership.
The undersigned represents and warrants that each of the above representations or agreements or understandings set forth herein applies to that Partnership and he is authorized by such Partnership to execute this Subscription Agreement. Such partner encloses a true copy of the partnership agreement of said Partnership, as amended to date, together with a current and complete list of all partners thereof.

Name of Partnership (please type or print)

By:
Name:
Title:

4.	If the subscriber is a TRUST, complete the following:

The undersigned hereby represents, warrants and covenants that he is duly authorized by the terms of the trust instrument (“Trust Instrument”) for the (“Trust”) set forth below to acquire the Subscription Shares (or the Debt Securities, as applicable) and the undersigned, as trustee, has all requisite authority to acquire such Subscription Shares (or the Debt Securities, as applicable) for the Trust.

The undersigned, as trustee, executing this Subscription Agreement on behalf of the Trust, represents and warrants that each of the above representations or agreements or understandings set forth herein applies to that Trust and he is authorized by such Trust to execute this Subscription Agreement. Such trustee encloses a true copy of the Trust Instrument of said Trust as amended to date.

Name of Trust (please type or print)

By:
Name:
Title:

ACCEPTED BY THE COMPANY this                      day of                      2008.
SENTISEARCH, INC.

By:
Name:	Joseph K. Pagano
Title:	Chief Executive Officer and Chairman of the Board

EXHIBIT A
SENTISEARCH, INC.
FORM OF UNSECURED PROMISSORY NOTE

$	, 2008

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE NOTE UNDER SUCH ACT AND SUCH LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     For Value Received, SENTISEARCH, INC., a Delaware corporation (“Maker”), promises to pay to                      (the “Holder”), the principal sum of                      Dollars ($                    ), together with interest on the unpaid principal balance hereof from time to time outstanding at the rate set forth below, until the Note is paid in full.
     The entire unpaid principal balance of this Note, together with accrued and unpaid interest thereon, shall be paid on the first anniversary of the date of this Note, or the first business day thereafter if such date is not a business day (the “Maturity Date”). The Note may be prepaid by Maker at any time prior to the maturity date without penalty or premium but only if Maker delivers to Holder, together with the full payment of principal on the Note, an amount equal to all interest accrued through the payment date. The Note is an unsecured obligation of Maker.
     Interest on this Note shall accrue on the principal balance outstanding at a rate equal to ten percent (10%) per annum. Maker will pay all accrued and unpaid interest to the Holder on the Maturity Date (or prepayment date).
     The following shall constitute events of default hereunder (collectively, “Events of Default”):
          (1) default in the payment of any principal or interest due under this Note unless Maker shall cure such payment default during the period of five business days thereafter;
          (2) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect to Maker in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of any of its property, or ordering the winding-up or liquidation of any of its affairs and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or
          (3) the commencement by Maker of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or the consent by Maker to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or any substantial part of its property, or the making by Maker of any assignment for the benefit of creditors, or the taking of corporate action by Maker in furtherance of or which might reasonably be expected to result in any of the foregoing.
     Upon the occurrence of an Event of Default, then, the principal of and accrued and unpaid interest on all of this Note shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Holder. In addition, the Holder shall have then, or at any time thereafter, all of the remedies afforded by the Uniform Commercial Code or afforded by other applicable law.
     None of the terms or provisions of this Note may be excluded, modified, or amended except by a written instrument duly executed on behalf of the Holder expressly referring hereto and setting forth the provision so excluded, modified or amended.
     This Note shall be governed by the laws of the State of New York.

SENTISEARCH, INC.

By:
Name:	Joseph K. Pagano
Title:	Chief Executive Officer and Chairman of the Board